Exhibit 3.1

Execution version

Bain Capital Everest (Luxco 2) S.à r.l.

Société à responsabilité limitée

Siège social:	9A, rue Gabriel Lippmann
L-5365 Munsbach
Capital social:	USD 598.286,17.-
R.C.S. Luxembourg :	B 153.549

ASSEMBLEE GENERALE EXTRAORDINAIRE DU 29 AVRIL 2011

Me Elvinger No                         Me Schaeffer No

In the year two thousand and eleven, on the twenty-ninth day of April,

before us Maître Martine Schaeffer, notary residing in Luxembourg, Grand Duchy of Luxembourg, acting in replacement of Maître Joseph Elvinger, notary residing in Luxembourg, to whom remains the present deed, was held an extraordinary general meeting (the Meeting) of the shareholders of Bain Capital Everest (Luxco 2) S.à r.l., a private limited liability company (société à responsabilité limitée), organized under the laws of Luxembourg, having its registered office at 9A, rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 153.549, and incorporated pursuant to a deed of Maître Henri Hellinckx, notary residing in Luxembourg, Grand Duchy of Luxembourg, on June 3, 2010, published on July 16, 2010 in the Mémorial C, Recueil des Sociétés et Associations, under number 1466 at page 70338 (the Company). The articles of associations of the Company (the Articles) were amended for the last time pursuant to a deed received by Maître Carlo Wersandt, notary residing in Luxembourg, Grand Duchy of Luxembourg acting in replacement of Maître Henri Hellinckx, notary residing in Luxembourg, Grand Duchy of Luxembourg, on February 3, 2011, not yet published in the Mémorial C, Recueil des Sociétés et Associations.

THERE APPEARED:

Bain Capital Everest Manager Holding S.C.A., a Luxembourg corporate partnership limited by shares (société à commandite par actions), having its registered office at 9A, rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B 153.537 acting through its general partner Bain Capital Everest Manager (the Sole Shareholder), here represented by Flora Gibert, employee of Notary Joseph Elvinger, notary residing professionally in Luxembourg, by virtue of a proxy given under a private seal.

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The said proxy, after having been signed ne varietur by the proxyholder and the undersigned notary, shall remain attached to the present deed for the purpose of registration.

The appearing party, represented as stated here above, has requested the undersigned notary to record that:

I.	The Sole Shareholder holds all the shares in the share capital of the Company.

II.	The agenda of the Meeting is worded as follows:

1.	Vote of discharge of the managers of the Company for the proper performance of their duties as managers of the Company until the day of the Meeting.

2.	Conversion of the Company into a public limited liability company (société anonyme), change of the name of the Company into “Trinseo S.A.” with immediate effect and maintenance of the activity and purpose of the Company.

3.	Complete restatement of the articles of association of the Company in order to reflect the above conversion into a public limited liability company (société anonyme).

4.	Amendment to the shareholders’ register of the Company with power and authority given to any manager of the Company and/or any employee and/or lawyer of Loyens & Loeff Luxembourg, each acting individually, under his or her sole signature, to reflect the above changes.

5.	Appointment of the following persons as directors of the Company for a period of six (6) years:

•	Ailbhe Jennings, born in Dublin, Ireland, on March 27, 1963, with professional address at 9A, Parc d’Activité Syrdall, L-5365 Munsbach, Grand Duchy of Luxembourg;

•	Michel Plantevin, born in Marseille, France, on October 24, 1956, with professional address at Devonshire House, Mayfair Place, London W1J 8AJ, United Kingdom;

•	Seth Meisel, born in Princeton, NJ, United States, on December 26, 1972, with professional address at 590 Madison Avenue, New York, NY 10022, United States;

•	Stephen Zide, born in New York, NY, United States, on March 14, 1960, with professional address at 590 Madison Avenue, New York, NY 10022, United States;

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•	Christopher Pappas, born in Providence, RI, United States, on August 3, 1955, with professional address at 1000 Chesterbrook Boulevard, Suite 300, Berwyn, PA 19312, United States; and

•	Mark Verdi, born in Morristown, NJ, United States, on July 3, 1966, with professional address at 111 Huntington Avenue, Boston, MA 02199, United States.

6.	Statutory appointments.

7.	Miscellaneous.

III.	The entirety of the share capital of the Company being represented at the present Meeting, the Sole Shareholder considers itself as duly convened and declares to have perfect knowledge of the agenda which was communicated to it in advance and consequently waives all the rights and formalities it is entitled to for the convening of the Meeting.

IV.	The Sole shareholder has taken the following resolutions:

FIRST RESOLUTION

The Sole Shareholder resolves to grant full discharge to the managers of the Company for the proper performance of their duties as managers of the Company until the day of the present Meeting.

SECOND RESOLUTION

The Sole Shareholder resolves to change the legal form of the Company, without interruption of its legal personality, and to adopt the form of a public limited liability company (société anonyme) in accordance with the provisions of article 3 of the Luxembourg law of August 10, 1915 on commercial companies, as amended (the Company Law).

As a result of the foregoing, the Sole Shareholder resolves to (i) change the name of the Company into “Trinseo S.A.” and (ii) maintain the activity as well as the purpose of the Company.

The change of the legal form of the Company is made on the basis of a report in satisfaction of articles 26-1 and 31-1 of the Company Law and drawn by PricewaterhouseCoopers S.à r.l., a private limited liability company (société à responsabilité limitée), having its registered office at 400 Route d’Esch L-1014 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 65.477, acting as independent auditor (réviseur d’entreprises), dated April 29, 2011 (the Report).

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The conclusions of the Report is the following:

“Based on our review, nothing has come to our attention that causes us to believe that the value of the net assets of Bain Capital Everest (Luxco 2) S.à r.l., amounting to USD 173 992 025 as at April 20, 2011, is not at least equal to the number and the nominal value of its shares.”

The Report shall remain attached to the present deed.

Following the conversion of the Company into a public limited liability company (“société anonyme”), the existing shares, the number and the nominal value of which remaining unchanged, are attributed to the Sole Shareholder of the Company.

THIRD RESOLUTION

As a consequence of the preceding resolution, the Sole Shareholder resolves to completely restate the Articles in order to reflect the conversion of the Company into a public limited liability company (société anonyme). The Articles shall henceforth read as follows: “

I. NAME – REGISTERED OFFICE – OBJECT – DURATION

Art.1.     Name

The name of the company is “Trinseo S.A.” (the Company). The Company is a public company limited by shares (société anonyme) governed by the laws of the Grand Duchy of Luxembourg, in particular the law of August 10, 1915, on commercial companies, as amended (the Law), and these articles of incorporation (the Articles).

Art.2.     Registered office

2.1.	The Company’s registered office is established in Munsbach, Grand Duchy of Luxembourg. It may be transferred within that municipality by a resolution of the board of directors (the Board). It may be transferred to any other location in the Grand Duchy of Luxembourg by a resolution of the general meeting of shareholders (the General Meeting), acting in accordance with the conditions prescribed for the amendment of the Articles.

2.2.

Branches, subsidiaries or other offices may be established in the Grand Duchy of Luxembourg or abroad by a resolution of the Board. If the Board determines that extraordinary political or military developments or events have occurred or are imminent, and that those developments or events may interfere with the

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normal activities of the Company at its registered office, or with ease of communication between that office and persons abroad, the registered office may be temporarily transferred abroad until the developments or events in question have completely ceased. Any such temporary measures do not affect the nationality of the Company, which, notwithstanding the temporary transfer of its registered office, will remain a Luxembourg incorporated company.

Art.3.     Corporate object

3.1.	The Company’s object is the acquisition of participations, in Luxembourg or abroad, in any company or enterprise in any form whatsoever, and the management of those participations. The Company may in particular acquire, by subscription, purchase and exchange or in any other manner, any stock, shares and other participation securities, bonds, debentures, certificates of deposit and other debt instruments and, more generally, any securities and financial instruments issued by any public or private entity. It may participate in the creation, development, management and control of any company or enterprise. Further, it may invest in the acquisition and management of a portfolio of patents or other intellectual property rights of any nature or origin.

3.2.	The Company may borrow in any form. It may issue notes, bonds and any kind of debt and equity securities. It may lend funds, including, without limitation, the proceeds of any borrowings, to its subsidiaries, affiliated companies and any other companies. It may also give guarantees and pledge, transfer, encumber or otherwise create and grant security over some or all of its assets to guarantee its own obligations and those of any other company, and, generally, for its own benefit and that of any other company or person. For the avoidance of doubt, the Company may not carry out any regulated financial sector activities without having obtained the requisite authorization.

3.3.	The Company may use any techniques, legal means and instruments to manage its investments efficiently and protect itself against credit risks, currency exchange exposure, interest rate risks and other risks.

3.4.	The Company may carry out any commercial, financial or industrial operation and any transaction with respect to real estate or movable property, which directly or indirectly, favors or relates to its corporate object.

Art.4.     Duration

4.1.	The Company is formed for an unlimited period of time.

4.2.	The Company is not to be dissolved by reason of the death, suspension of civil rights, incapacity, insolvency, bankruptcy or any similar event affecting one or more shareholders.

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II. CAPITAL - SHARES

Art.5.     Capital

5.1.	The share capital is set at five hundred ninety-eight thousand and two hundred and eighty-six hundred United States Dollars and seventeen cents (USD 598,286.17.-), represented by fifty-nine million and eight hundred and twenty-eight thousand and six hundred and seventeen (59,828,617) shares in registered form, having a nominal value of one cent of United States Dollar (USD 0.01.-) each.

5.2.	The share capital may be increased or reduced once or more by a resolution of the General Meeting acting in accordance with the conditions prescribed for the amendment of the Articles.

Art.6.     Shares

6.1.	The shares are and will remain in registered form (actions nominatives).

6.2.	A register of shares is kept at the registered office and may be examined by any shareholder on request.

6.3.	A share transfer is carried out by the entry in the register of shares of a declaration of transfer, duly signed and dated by both the transferor and the transferee or their authorized representatives, following a notification to or acceptance by the Company, in accordance with Article 1690 of the Civil Code. The Company may also accept other documents recording the agreement between the transferor and the transferee as evidence of a share transfer.

6.4.	The shares are indivisible and the Company recognizes only one (1) owner per share.

6.5.	The Company may redeem its own shares within the limits set forth by the Law.

III. MANAGEMENT – REPRESENTATION

Art.7.     Board of directors

7.1.	Composition of the board of directors

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(i)	The Company is managed by the Board, which is composed of at least three (3) members. The directors need not be shareholders.

(ii)	The General Meeting appoints the directors, and determines their number and remuneration and the term of their mandate. Directors cannot be appointed for more than six (6) years and are re-eligible.

(iii)	Directors may be removed at any time, with or without cause, by a resolution of the General Meeting.

(iv)	No legal entity shall be appointed as director.

(v)	If the office of a director becomes vacant, the other directors, acting by a simple majority, may fill the vacancy on a provisional basis until a new director is appointed by the next General Meeting.

7.2.	Powers of the board of directors

(i)	All powers not expressly reserved to the shareholder(s) by the Law or the Articles fall within the competence of the Board, which has full power to carry out and approve all acts and operations consistent with the Company’s corporate object.

(ii)	The Board may delegate special and limited powers to one or more agents for specific matters.

(iii)	The Board is authorized to delegate the day-to-day management, and the power to represent the Company in this respect, to one or more directors, officers, managers or other agents, whether shareholders or not, acting either individually or jointly. If the day-to-day management is delegated to one or more directors, the Board must report to the annual General Meeting any salary, fee and/or any other advantage granted to those director(s) during the relevant financial year.

(iv)	The Board may constitute and determine the responsibilities, powers and authority of any committee of the Board, the members of which may be selected among or outside the Board.

7.3.	Procedure

(i)	The Board shall appoint a chairperson from among its members, and may choose a secretary who need not be a director and who will be responsible for keeping the minutes of the meetings of the Board and of General Meetings.

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(ii)	The Board meets at the request of the chairperson or any director, at the place indicated in the notice, which in principle is in Luxembourg.

(iii)	Written notice of any Board meeting is given to all directors at least twenty-four (24) hours in advance, except in the case of an emergency whose nature and circumstances are set forth in the notice.

(iv)	No notice is required if all members of the Board are present or represented and state that they know the agenda for the meeting. A director may also waive notice of a meeting, either before or after the meeting. Separate written notices are not required for meetings which are held at times and places indicated in a schedule previously adopted by the Board.

(v)	A director may grant another director a power of attorney in order to be represented at any Board meeting.

(vi)	The Board may only validly deliberate and act if a majority of its members are present or represented. Board Resolutions are validly adopted by a majority of the votes by the directors present or represented. The chairman does not have a casting vote in the event of a tie vote. Board resolutions are recorded in minutes signed by the chairperson, by all directors present or represented at the meeting, or by the secretary (if any).

(vii)	Any director may participate in any meeting of the Board by telephone or video conference, or by any other means of communication which allows all those taking part in the meeting to identify, hear and speak to each other. Participation by such means is deemed equivalent to participation in person at a duly convened and held meeting .

(viii)	Circular resolutions signed by all the directors (the Directors’ Circular Resolutions) are valid and binding as if passed at a duly convened and held Board meeting, and bear the date of the last signature.

(ix)	A director who has an interest in a transaction carried out other than in the ordinary course of business which conflicts with the interests of the Company must advise the Board accordingly and have the statement recorded in the minutes of the meeting. The director concerned may not take part in the deliberations concerning that transaction. A special report on the relevant transaction must be submitted to the shareholders at the next General Meeting, before any vote on the matter.

7.4.	Representation

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(i)	The Company is bound towards third parties in all matters by the signature of any director.

(ii)	The Company is also bound towards third parties by the joint or single signature of any person to whom special signatory powers have been delegated.

Art.8.     Sole director

8.1.	Where the number of shareholders is reduced to one (1), the Company may be managed by a single director until the ordinary General Meeting following the introduction of an additional shareholder. In this case, any reference in the Articles to the Board or the directors should be read as a reference to that sole director, as appropriate.

8.2.	Transactions entered into by the Company which conflict with the interest of its sole director must be recorded in minutes. This does not apply to transactions carried out under normal circumstances in the ordinary course of business.

8.3.	The Company is bound towards third parties by the signature of the sole director or by the joint or single signature of any person to whom the sole director has delegated special signatory powers.

Art.9.     Liability and Indemnification

9.1.	The directors may not be held personally liable by reason of their mandate for any commitment they have validly made in the name of the Company’s name, provided those commitments comply with the Articles and the Law.

9.2.	The Company shall, to the fullest extent permitted by the laws of the Grand Duchy of Luxembourg, indemnify any director or officer against all losses, liabilities, costs, charges and expenses reasonably incurred by him or her in connection with any claim, action, suits or proceedings in which he or she is involved by virtue of his or her being a director or officer of the Company, except in case of fraud, wilful misconduct, bad faith, gross negligence or reckless disregard to his or her duties as director or officer.

IV. SHAREHOLDER(S)

Art.10.   General meetings of shareholders

10.1.	Powers and voting rights

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(i)	Resolutions of the shareholders are adopted at a general meeting of shareholders (the General Meeting). The General Meeting has full powers to adopt and ratify all acts and operations which are consistent with the company’s corporate object.

(ii)	Each share gives entitlement to one (1) vote.

10.2.	Notices, quorum, majority and voting proceedings

(i)	General Meetings are held at the time and place specified in the notices.

(ii)	If all the shareholders are present or represented and consider themselves duly convened and informed of the agenda, the General Meeting may be held without prior notice.

(iii)	A shareholder may grant written power of attorney to another person, shareholder or otherwise, in order to be represented at any General Meeting.

(iv)	Any shareholder may participate in any General Meeting by telephone or video conference, or by any other means of communication which allows all those taking part in the meeting to identify, hear and speak to each other. Participation by such means is deemed equivalent to participation in person at the meeting.

(v)	Any shareholder may vote by using the forms provided to that effect by the Company. Voting forms contain the date, place and agenda of the meeting and the text of the proposed resolutions. For each resolution, the form must contain three boxes allowing for a vote for or against that resolution or an abstention. Shareholders must return the voting forms to the registered office. Only voting forms received prior to the General Meeting are taken into account for calculation of the quorum. Forms which indicate neither a voting intention nor an abstention are void.

(vi)	Resolutions of the General Meeting are passed by a simple majority vote, regardless of the proportion of share capital represented.

(vii)

An Extraordinary General Meeting may only amend the Articles if at least one-half of the share capital is represented and the agenda indicates the proposed amendments to the Articles, including the text of any proposed amendment to the Company’s object or form. If this quorum is not reached, a second General Meeting may be convened by means of notices published twice in the Mémorial and two Luxembourg newspapers, at an interval of at least fifteen (15) days and at least fifteen (15) days before the meeting. These notices state the date and agenda of the General Meeting and the results of the previous General Meeting.

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The second General Meeting deliberates validly regardless of the proportion of capital represented. At both General Meetings, resolutions must be adopted by at least two-thirds of the votes cast.

(viii)	Any change in the nationality of the Company and any increase in a shareholder’s commitment in the Company require the unanimous consent of the shareholders and bondholders (if any).

Art.11.   Sole shareholder

11.1.	When the number of shareholders is reduced to one (1), the sole shareholder exercises all powers granted by the Law to the General Meeting.

11.2.	Any reference to the General Meeting in the Articles is to be read as a reference to the sole shareholder, as appropriate.

11.3.	The resolutions of the sole shareholder are recorded in minutes.

V. ANNUAL ACCOUNTS - ALLOCATION OF PROFITS - SUPERVISION

Art.12.   Financial year and approval of annual accounts

12.1.	The financial year begins on 1 January and ends on 31 December of each year.

12.2.	The Board prepares the balance sheet and profit and loss account annually, together with as an inventory stating the value of the Company’s assets and liabilities, with an annex summarizing its commitments and the debts owed by its officers, directors and statutory auditors to the Company.

12.3.	One month before the Annual General Meeting, the Board provides the statutory auditors with a report on and documentary evidence of the Company’s operations. The statutory auditors then prepare a report stating their findings and proposals.

12.4.	The annual General Meeting is held at the registered office or in any other place within the municipality of the registered office, as specified in the notice, on the second Monday of June of each year at 10.00 a.m. If that day is not a business day in Luxembourg, the annual General Meeting is held on the following business day.

12.5.	The annual General Meeting may be held abroad if, in the Board’s, absolute and final judgement, exceptional circumstances so require.

Art.13.   Auditors

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13.1.	To the extent required by law, the Company’s operations are overseen by one or more statutory auditors (commissaires aux comptes).

13.2.	When so required by law, the Company’s operations are overseen by one or more approved external auditors (réviseurs d’entreprises agréés).

13.3.	The General Meeting appoints the statutory auditors (commissaires) / external auditors (réviseurs d’entreprises agréés), and determines their number and remuneration and the term of their mandate, which may not exceed six (6) years but may be renewed.

Art.14.   Allocation of profits

14.1.	Five per cent (5%) of the Company’s annual net profits are allocated to the reserve required by law. This requirement ceases when the legal reserve reaches an amount equal to ten per cent (10%) of the share capital.

14.2.	The General Meeting determines the allocation of the balance of the annual net profits. They may decide on the payment of a dividend, to transfer the balance to a reserve account, or to carry it forward in accordance with the applicable legal provisions.

14.3.	Interim dividends may be distributed at any time, under the following conditions:

(i)	the Board draws up interim accounts ;

(ii)	the interim accounts show that sufficient profits and other reserves (including share premiums) are available for distribution; it being understood that the amount to be distributed may not exceed the profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by profits carried forward and distributable reserves, and reduced by losses carried forward and sums to be allocated to the legal or a statutory reserve;

(iii)	the decision to distribute interim dividends is made by the Board within two (2) months from the date of the interim accounts.

In their report to the Board, the statutory auditors (commissaires) or the approved external auditors (réviseurs d’entreprises agréés), as applicable, must verify whether the above conditions have been satisfied.

VI. DISSOLUTION – LIQUIDATION

15.1.	The Company may be dissolved at any time by a resolution of the General Meeting, acting in accordance with the conditions prescribed for the amendment

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of the Articles. The General Meeting appoints one or more liquidators, who need not be shareholders, to carry out the liquidation, and determines their number, powers and remuneration. Unless otherwise decided by the General Meeting, the liquidators have full powers to realize the Company’s assets and pay its liabilities.

15.2.	The surplus after realization of the assets and payment of the liabilities is distributed to the shareholders in proportion to the shares held by each of them.

VII. GENERAL PROVISION

16.1.	Notices and communications may be made or waived and circular resolutions may be evidenced in writing, fax, email or any other means of electronic communication.

16.2.	Powers of attorney are granted by any of the means described above. Powers of attorney in connection with Board meetings may also be granted by a director, in accordance with such conditions as may be accepted by the Board.

16.3.	Signatures may be in handwritten or electronic form, provided they fulfill all legal requirements for being deemed equivalent to handwritten signatures. Signatures of circular resolutions or resolutions adopted by telephone or video conference are affixed to one original or several counterparts of the same document, all of which taken together constitute one and the same document.

16.4.	All matters not expressly governed by these Articles shall be determined in accordance with the applicable law and, subject to any non-waivable provisions of the law, with any agreement entered into by the shareholders from time to time.”

FOURTH RESOLUTION

The Sole Shareholder resolves to amend the shareholders’ register of the Company with power and authority given to any manager of the Company and/or any employee and/or lawyer of Loyens & Loeff Luxembourg, each acting individually, under his or her sole signature, to reflect the above changes.

FIFTH RESOLUTION

The Sole Shareholder resolves to appoint the following persons, with effect as of the date hereof, as directors of the Company for an for a period of six (6) years:

•	Ailbhe Jennings, born in Dublin, Ireland, on March 27, 1963, with professional address at 9A, Parc d’Activité Syrdall, L-5365 Munsbach, Grand Duchy of Luxembourg;

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•	Michel Plantevin, born in Marseille, France, on October 24, 1956, with professional address at Devonshire House, Mayfair Place, London W1J 8AJ, United Kingdom;

•	Seth Meisel, born in Princeton, NJ, United States, on December 26, 1972, with professional address at 590 Madison Avenue, New York, NY 10022, United States;

•	Stephen Zide, born in New York, NY, United States, on March 14, 1960, with professional address at 590 Madison Avenue, New York, NY 10022, United States;

•	Christopher Pappas, born in Providence, RI, United States, on August 3, 1955, with professional address at 1000 Chesterbrook Boulevard, Suite 300, Berwyn, PA 19312, United States; and

•	Mark Verdi, born in Morristown, NJ, United States, on July 3, 1966, with professional address at 111 Huntington Avenue, Boston, MA 02199, United States.

SIXTH RESOLUTION

The Sole Shareholder resolves to appoint PricewaterhouseCoopers S.à r.l., a private limited liability company (société à responsabilité limitée), having its registered office at 400 Route d’Esch L-1014 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 65.477 as external auditors (réviseurs d’entreprises agréés) of the Company for a period of six (6) years.

ESTIMATE OF COSTS

The expenses, costs, fees and charges of any kind whatsoever which will have to be borne by the Company in relation to this deed are estimated at approximately seven thousand euro (EUR 7,000).

DECLARATION

The undersigned notary, who understands and speaks English, states that at the request of the appearing parties this deed is drawn up in English, followed by a French version and, in case of divergences between the English text and the French text, the English text shall prevail.

WHEREOF the present notarial deed was drawn up in Luxembourg, on the day indicated at the beginning of this deed.

The document having been read to the persons appearing, they signed together with the notary the present original deed.

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SUIT LA TRADUCTION FRANCAISE DU TEXTE QUI PRECEDE:

L’an deux mille onze, le vingt-neuvième jour du mois d’avril,

Par-devant, Maître Martine Schaeffer, notaire de résidence à Luxembourg, Grand Duché de Luxembourg, agissant en remplacement de Maître Joseph Elvinger, notaire de résidence à Luxembourg, lequel dernier restera dépositaire de la présente minute.

S’est tenue une assemblée générale extraordinaire (l’Assemblée) des associés de Bain Capital Everest (Luxco 2) S.à r.l., une société à responsabilité limitée constituée selon les lois du Grand Duché de Luxembourg, ayant son siège social au 9A, rue Gabriel Lippmann, L-5365 Munsbach, Grand Duché de Luxembourg, immatriculée au Registre du Commerce et des Sociétés de Luxembourg sous le numéro B 153.549, et constituée suivant un acte de Maître Henri Hellinckx, notaire de résidence à Luxembourg, Grand Duché de Luxembourg, le 3 juin 2010, publié le 16 juillet 2010 au Mémorial C, Recueil des Sociétés et Associations, numéro 1466 page 70338 (la Société). Les statuts de la Société (les Statuts) ont été modifiés pour la dernière fois suivant un acte de Maître Carlo Wersandt, notaire de résidence à Luxembourg, Grand Duché de Luxembourg, agissant en remplacement de Maître Henri Hellinckx, notaire de résidence à Luxembourg, Grand Duché de Luxembourg, le 3 février 2011, qui n’est pas encore publié au Mémorial C, Recueil des Sociétés et Associations.

A COMPARU :

Bain Capital Everest Manager Holding SCA, une société en commandite par actions de droit luxembourgeois, ayant son siège social au 9A, rue Gabriel Lippmann, L-5365 Munsbach, Grand Duché de Luxembourg et immatriculée au Registre du Commerce et des Sociétés de Luxembourg sous le numéro B 153.537, représentée par son associé commandité Bain Capital Everest Manager (l’Associé Unique), ici représentée par Flora Gibert, employé de Maître Joseph Elvinger, notaire de résidence à Luxembourg, en vertu d’une procuration donnée sous seing privé.

Ladite procuration, après avoir été signée ne varietur par le mandataire agissant pour le compte de la partie comparante et par le notaire instrumentant, restera annexée au présent acte pour les besoins de l’enregistrement.

La partie comparante, représentée comme indiqué ci-dessus, a requis le notaire instrumentant d’acter que :

I.	L’Associé Unique détient toutes les parts sociales dans le capital social de la Société.

II.	L’ordre du jour de l’Assemblée est libellé comme suit :

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1.	Vote de décharge aux gérants de la Société pour la bonne exécution de leurs missions en tant que gérants de la Société jusqu’à la date de l’Assemblée.

2.	Conversion de la Société en société anonyme, modification de la dénomination sociale en « Trinseo S.A, » avec effet immédiat et maintien de l’activité et de l’objet de la Société.

3.	Refonte complète des statuts de la Société afin de refléter la conversion en société anonyme.

4.	Modification du registre des associés de la Société avec pouvoir et autorité accordés à tout gérant de la Société et/ou tout employé et/ou avocat de Loyens & Loeff Luxembourg, chacun agissant individuellement sous sa signature, pour y faire figurer les modifications ci-dessus.

5.	Nomination des personnes suivantes aux fonctions d’administrateurs de la Société pour une durée de six (6) ans:

•	Ailbhe Jennings, née à Dublin, Irlande, le 27 mars 1963, dont l’adresse professionnelle se situe au 9A, Parc d’Activité Syrdall, L-5365 Munsbach, Grand Duché de Luxembourg ;

•	Michel Plantevin, né à Marseille, France, le 24 octobre 1956, dont l’adresse professionnelle se situe à Devonshire House, Mayfair Place, London W1J 8AJ, Royaume-Uni ;

•	Seth Meisel, né à Princeton, NJ, Etats-Unis d’Amérique, le 26 décembre 1972, dont l’adresse professionnelle au 590 Madison Avenue, New York, NY 10022, Etats-Unis d’Amérique ;

•	Stephen Zide, né à New York, NY, Etats-Unis d’Amérique, le 14 mars 1960, dont l’adresse professionnelle se situe au 590 Madison Avenue, New York, NY 10022, Etats-Unis d’Amérique ;

•

Christopher Pappas, né à Providence, RI, Etats-Unis d’Amérique, le 3 aout 1955, dont l’adresse professionnelle se situe au 1000 Chesterbrook Boulevard, Suite 300, Berwyn, PA 19312, Etats-Unis d’Amérique ; et

•	Mark Verdi, né à Morristown, NJ, Etats-Unis d’Amérique, le 3 juillet 1966, dont l’adresse professionnelle se situe au 111 Huntington Avenue, Boston, MA 02199, Etats-Unis d’Amérique.

6.	Nominations statutaires.

7.	Divers.

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III.	L’intégralité du capital social étant représentée à la présente Assemblée, l’Associé Unique se considère lui-même comme dûment convoqué et déclare avoir une parfaite connaissance de l’ordre du jour qui lui a été communiqué au préalable et par conséquent renonce à tous les droits et aux formalités auxquels il a droit pour la convocation de l’Assemblée.

IV.	L’Associé Unique a pris les résolutions suivantes :

PREMIERE RESOLUTION

L’Associé Unique décide d’accorder décharge pleine et entière aux gérants de la Société pour la bonne exécution de leurs missions en tant que gérants de la Société jusqu’à la date de la présente Assemblée.

DEUXIEME RESOLUTION

L’Associé Unique décide de changer la forme juridique de la Société, sans interruption de sa personnalité juridique, et d’adopter la forme d’une société anonyme conformément aux dispositions de l’article 3 de la loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée (la Loi).

En conséquence de qui précède, l’Associé Unique décide de (i) modifier la dénomination de la Société en « Trinseo S.A. » et (ii) maintenir l’activité ainsi que l’objet de la Société.

Le changement de la forme légale de la Société est effectué sur la base d’un rapport satisfaisant les articles 26-1 et 31-1 de la Loi et établi par PricewaterhouseCoopers S.à r.l., une société à responsabilité limitée, ayant son siège social au 400 Route d’Esch L-1014, Grand Duché de Luxembourg, immatriculée auprès du Registre du Commerce et des Sociétés de Luxembourg sous le numéro B 65.477, agissant en tant que réviseur d’entreprises, daté du 29 Avril 2011 (Le Rapport).

La conclusion du Rapport est la suivante :

« Sur base de notre étude, aucune information n’est venue à notre attention qui puisse nous faire croire que la valeur nette des actifs de Bain Capital Everest (Luxco 2) S.à r.l., s’élevant à USD 173.992.025 au 20 avril 2011 n’est pas au moins égale au nombre et à la valeur nominale de ses actions. »

Le Rapport demeurera annexé au présent acte.

Après la conversion de la Société en société anonyme, les parts sociales existantes, leur nombre et valeur nominale qui restent inchangées, sont attribuées à l’Associé Unique de la Société.

TROISIEME RESOLUTION

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En conséquence de la résolution précédente, l’Associé Unique décide de reformuler dans leur intégralité les Statuts afin de refléter la conversion de la Société en une société anonyme. Les Statuts auront désormais la teneur suivante :

I. DENOMINATION – SIEGE SOCIAL – OBJET– DUREE

Art.1.     Dénomination

Le nom de la société est “Trinseo S.A.” (la Société). La Société est une société anonyme régie par les lois du Grand-Duché de Luxembourg, et en particulier par la loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée (la Loi), ainsi que par les présents statuts (les Statuts).

Art.2.     Siège social

2.1.	Le siège social de la Société est établi à Munsbach, Grand-Duché de Luxembourg. Il peut être transféré dans cette même commune par décision du conseil d’administration (le Conseil). Le siège social peut être transféré en tout autre endroit du Grand-Duché de Luxembourg par une résolution de l’assemblée générale des actionnaires (l’Assemblée Générale), selon les modalités requises pour la modification des Statuts.

2.2.	Il peut être créé des succursales, filiales ou autres bureaux tant au Grand-Duché de Luxembourg qu’à l’étranger par décision du Conseil. Lorsque le Conseil estime que des développements ou événements extraordinaires d’ordre politique ou militaire se sont produits ou sont imminents, et que ces développements ou évènements sont de nature à compromettre les activités normales de la Société à son siège social, ou la communication aisée entre le siège social et l’étranger, le siège social peut être transféré provisoirement à l’étranger, jusqu’à cessation complète de ces circonstances. Ces mesures provisoires n’ont aucun effet sur la nationalité de la Société qui, nonobstant le transfert provisoire de son siège social, reste une société luxembourgeoise.

Art.3.     Objet social

3.1.

L’objet de la Société est la prise de participations, tant au Luxembourg qu’à l’étranger, dans toutes sociétés ou entreprises sous quelque forme que ce soit, et la gestion de ces participations. La Société peut notamment acquérir par souscription, achat et échange ou de toute autre manière tous titres, actions et autres valeurs de participation, obligations, créances, certificats de dépôt et autres instruments de dette, et plus généralement, toutes valeurs et instruments financiers émis par toute entité publique ou privée. Elle peut participer à la

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création, au développement, à la gestion et au contrôle de toute société ou entreprise. Elle peut en outre investir dans l’acquisition et la gestion d’un portefeuille de brevets ou d’autres droits de propriété intellectuelle de quelque nature ou origine que ce soit.

3.2.	La Société peut emprunter sous quelque forme que ce soit. Elle peut procéder à l’émission de billets à ordre, d’obligations et de titres et instruments de toute autre nature. La Société peut prêter des fonds, y compris notamment, les revenus de tous emprunts, à ses filiales, sociétés affiliées ainsi qu’à toutes autres sociétés. La Société peut également consentir des garanties et nantir, céder, grever de charges ou autrement créer et accorder des sûretés sur toute ou partie de ses actifs afin de garantir ses propres obligations et celles de toute autre société et, de manière générale, en sa faveur et en faveur de toute autre société ou personne. En tout état de cause, la Société ne peut effectuer aucune activité réglementée du secteur financier sans avoir obtenu l’autorisation requise.

3.3.	La Société peut employer toutes les techniques et instruments nécessaires à une gestion efficace de ses investissements et à sa protection contre les risques de crédit, les fluctuations monétaires, les fluctuations de taux d’intérêt et autres risques.

3.4.	La Société peut effectuer toutes les opérations commerciales, financières ou industrielles et toutes les transactions concernant des biens immobiliers ou mobiliers qui, directement ou indirectement, favorisent ou se rapportent à son objet social.

Art.4.     Durée

4.1.	La Société est constituée pour une durée indéterminée.

4.2.	La Société n’est pas dissoute en raison de la mort, de la suspension des droits civils, de l’incapacité, de l’insolvabilité, de la faillite ou de tout autre évènement similaire affectant un ou plusieurs actionnaires.

II. CAPITAL – ACTIONS

Art.5.     Capital

5.1.	Le capital social est fixé à cinq cent quatre-vingt-dix-huit mille deux cent quatre-vingt-six dollars américains et dix-sept cents de dollars américains (USD 598.286,17), représenté par cinquante-neuf million huit cent vingt-huit mille six- cents dix-sept (59,828,617) actions sous forme nominative, ayant une valeur nominale d’un cent de dollars américains (USD 0,01) chacune.

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5.2.	Le capital social peut être augmenté ou réduit à une ou plusieurs reprises par une résolution de l’Assemblée Générale, adoptée selon les modalités requises pour la modification des Statuts.

Art.6.     Actions

6.1.	Les actions sont et resteront sous forme nominative.

6.2.	Un registre des actions est tenu au siège social et peut être consulté à la demande de chaque actionnaire.

6.3.	Une cession d’actions s’opère par la mention sur le registre des actions, d’une déclaration de transfert, valablement datée et signée par le cédant et le cessionnaire ou par leurs mandataires et suivant une notification à, ou une acceptation par, la Société, conformément à l’article 1690 du Code Civil. La Société peut également accepter comme preuve du transfert d’actions, d’autres documents établissant l’accord du cédant et du cessionnaire.

6.4.	Les actions sont indivisibles et la Société ne reconnaît qu’un (1) seul propriétaire par action.

6.5.	La Société peut racheter ses propres actions dans les limites prévues par la Loi.

III. GESTION – REPRESENTATION

Art.7.     Conseil d’administration

7.1.	Composition du conseil d’administration

(i)	La Société est gérée par le Conseil composé d’au moins trois (3) membres. Les administrateurs ne sont pas nécessairement actionnaires.

(ii)	L’Assemblée Générale nomme les administrateurs et fixe leur nombre, leur rémunération ainsi que la durée de leur mandat. Les administrateurs ne peuvent pas être nommés pour plus de six (6) ans et sont rééligibles.

(iii)	Les administrateurs sont révocables à tout moment, avec ou sans raison, par une décision de l’Assemblée Générale.

(iv)	[Lorsqu’une personne morale est nommée administrateur, celle-ci est tenue de désigner un représentant permanent qui représente ladite personne morale dans sa mission d’administrateur. Ce représentant

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permanent est soumis aux mêmes règles et encourt les mêmes responsabilités que s’il avait exercé ses fonctions en son nom et pour son propre compte, sans préjudice de la responsabilité solidaire de la personne morale qu’il représente.

(v)	Si le représentant permanent se trouve dans l’incapacité d’exercer sa mission, la personne morale doit nommer immédiatement un autre représentant permanent. / Aucune personne morale ne sera nommée administrateur.]

(vi)	En cas de vacance d’un poste d’administrateur, les autres administrateurs, agissant à la majorité simple, peut y pourvoir provisoirement jusqu’à la nomination d’un nouvel administrateur par la prochaine Assemblée Générale.

7.2.	Pouvoirs du conseil d’administration

(i)	Tous les pouvoirs non expressément réservés par la Loi ou les Statuts à ou aux actionnaires sont de la compétence du Conseil, qui a tous les pouvoirs pour effectuer et approuver tous les actes et opérations conformes à l’objet social.

(ii)	Le Conseil peut déléguer des pouvoirs spéciaux et limités à un ou plusieurs agents pour des tâches spécifiques.

(iii)	Le Conseil peut déléguer la gestion journalière et le pouvoir de représenter la Société en ce qui concerne cette gestion, à un ou plusieurs administrateurs, directeurs, gérants ou autres agents, actionnaires ou non, agissant seuls ou conjointement. Si la gestion journalière est déléguée à un ou plusieurs administrateurs, le Conseil doit rendre compte à l’Assemblée Générale annuelle, de tous traitements, émoluments et/ou avantages quelconques, alloués à ce(s) administrateur(s) pendant l’exercice social en cause.

(iv)	Le Conseil peut constituer tout comité du Conseil dont les membres peuvent être choisis parmi le Conseil ou en dehors et en déterminer les responsabilités, pouvoirs et autorité.

7.3.	Procédure

(i)	Le Conseil élira en son sein un président et peut désigner un secrétaire, qui n’a pas besoin d’être administrateur, et qui est responsable de la tenue des procès-verbaux de réunions du Conseil et de l’Assemblée Générale.

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(ii)	Le Conseil se réunit sur convocation du président ou de n’importe quel administrateur au lieu indiqué dans l’avis de convocation, qui en principe, est au Luxembourg.

(iii)	Il est donné à tous les administrateurs une convocation écrite de toute réunion du Conseil au moins vingt-quatre (24) heures à l’avance, sauf en cas d’urgence, auquel cas la nature et les circonstances de cette urgence sont mentionnées dans la convocation à la réunion.

(iv)	Aucune convocation n’est requise si tous les membres du Conseil sont présents ou représentés et s’ils déclarent avoir parfaitement eu connaissance de l’ordre du jour de la réunion. Un administrateur peut également renoncer à la convocation à une réunion, que ce soit avant ou après ladite réunion. Des convocations écrites séparées ne sont pas exigées pour des réunions se tenant à des heures et dans des lieux fixés dans un calendrier préalablement adopté par le Conseil.

(v)	Un administrateur peut donner une procuration à tout autre administrateur afin de le représenter à toute réunion du Conseil.

(vi)	Le Conseil ne peut délibérer et agir valablement que si la majorité de ses membres sont présents ou représentés. Les décisions du Conseil sont valablement adoptées à la majorité des voix des administrateurs présents ou représentés. La voix du président n’est pas prépondérante en cas de partage des voix. Les décisions du Conseil sont consignées dans des procès-verbaux signés par le président ou par tous les administrateurs présents ou représentés à la réunion ou par le secrétaire (s’il en existe un).

(vii)	Tout administrateur peut participer à toute réunion du Conseil par téléphone ou visioconférence ou par tout autre moyen de communication permettant à l’ensemble des personnes participant à la réunion de s’identifier, de s’entendre et de se parler. La participation par un de ces moyens équivaut à une participation en personne à une réunion valablement convoquée et tenue.

(viii)	Des résolutions circulaires signées par tous les administrateurs (les Résolutions Circulaires des Administrateurs) sont valables et engagent la Société comme si elles avaient été adoptées lors d’une réunion du Conseil valablement convoquée et tenue et portent la date de la dernière signature.

(ix)

Tout administrateur qui a un intérêt opposé à celui de la Société dans une transaction qui ne concerne pas des opérations courantes conclues dans des conditions normales, est tenu d’en prévenir le Conseil et de faire mentionner cette déclaration au procès-verbal de la réunion. L’administrateur en cause ne peut prendre part à ces délibérations. Un

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rapport spécial relatif à la transaction concernée est soumis aux actionnaires avant tout vote, lors de la prochaine Assemblée Générale.

7.4.	Représentation

(i)	La Société est engagée vis-à-vis des tiers, en toutes circonstances, par la signature d’un administrateur.

(ii)	La Société est également engagée vis-à-vis des tiers par la signature conjointe ou unique de toutes personnes à qui des pouvoirs de signature spéciaux ont été délégués.

Art.8.     Administrateur unique

8.1.	Dans le cas où le nombre des actionnaires est réduit à un (1), la Société peut être gérée par un administrateur unique jusqu’à l’Assemblée Générale ordinaire suivant l’introduction d’un actionnaire supplémentaire. Dans ce cas, toute référence dans les Statuts au Conseil ou aux administrateurs doit être considérée, le cas échéant, comme une référence à cet administrateur unique.

8.2.	Les transactions conclues par la Société qui provoquent un conflit d’intérêt avec son administrateur unique seront consignées dans des procès-verbaux. Ceci ne s’applique pas aux transactions dans le cadres courant des affaires conclues dans des conditions normales.

8.3.	La Société est engagée vis-à-vis des tiers par la signature de l’administrateur unique ou par la signature conjointe ou unique de toutes personnes à qui des pouvoirs de signature spéciaux ont été délégués.

Art.9.     Responsabilité et indemnisation

9.1.	Les administrateurs ne contractent, à raison de leur fonction, aucune obligation personnelle concernant les engagements régulièrement pris par eux au nom de la Société, dans la mesure où ces engagements sont conformes aux Statuts et à la Loi.

9.2.	La Société indemnisera, dans les limites permises par les lois du Grand-Duché de Luxembourg, tout gérant ou agent de la Société contre les pertes, dettes, frais, charges et dépenses raisonnablement engagés par lui ou elle dans le cadre de toute réclamation, action, poursuite ou procès auxquelles il ou elle peut être partie en raison du fait qu’il ou elle soit gérant ou agents de la Société, excepté en cas de fraude, mauvaise conduite volontaire, mauvaise foi, négligence grave ou insouciance téméraire dans l’exercice de ses fonctions en tant que gérant ou agent.

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IV. ACTIONNAIRE(S)

Art.10.   Assemblée générale des actionnaires

10.1.	Pouvoirs et droits de vote

(i)	Les résolutions des actionnaires sont adoptées lors des assemblées générales des actionnaires (l’Assemblée Générale). L’Assemblée Générale a les pouvoirs les plus étendus pour adopter et ratifier tous les actes et opérations conformes à l’objet social.

(ii)	Chaque action donne droit à un (1) vote.

10.2.	Convocations, quorum, majorité et procédure de vote

(i)	Les Assemblées Générales se tiennent au lieu et heure précisés dans les convocations.

(ii)	Si tous les actionnaires sont présents ou représentés et se considèrent comme ayant été valablement convoqués et informés de l’ordre du jour de l’assemblée, l’Assemblée Générale peut se tenir sans convocation préalable.

(iii)	Un actionnaire peut donner une procuration écrite à toute autre personne, actionnaire ou non, afin de le représenter à toute Assemblée Générale.

(iv)	Tout actionnaire peut participer à toute Assemblée Générale par téléphone ou visioconférence ou par tout autre moyen de communication similaire permettant à l’ensemble des personnes participant à la réunion de s’identifier, de s’entendre et de se parler. La participation à la réunion par un de ces moyens équivaut à une participation en personne à une telle réunion.

(v)	Tout actionnaire peut voter au moyen de formulaires de vote fournis par la Société. Les formulaires de vote indiquent la date, le lieu et l’ordre du jour de la réunion, le texte des résolutions proposées. Pour chaque résolution, le formulaire contient trois cases permettant de voter en faveur, de voter contre ou de s’abstenir. Les actionnaires retournent les formulaires de vote au siège social. Seuls les formulaires de vote reçus par la Société avant la réunion de l’Assemblée Générale sont pris en compte pour le calcul du quorum. Les formulaires de vote qui n’indiquent aucune intention de vote ni d’abstention, sont nuls.

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(vi)	Les décisions de l’Assemblée Générale sont adoptées à la majorité simple des voix exprimées, quelle que soit la proportion du capital social représenté.

(vii)	L’Assemblée Générale extraordinaire ne peut modifier les Statuts que si la moitié au moins du capital social est représenté et que l’ordre du jour indique les modifications statutaires proposées ainsi que le texte de celles qui modifient l’objet social ou la forme de la Société. Si ce quorum n’est pas atteint, une deuxième Assemblée Générale peut être convoquée par annonces insérées deux fois dans le Mémorial et dans deux journaux luxembourgeois, à quinze (15) jours d’intervalle au moins et au moins quinze (15) jours avant l’Assemblée. Ces convocations reproduisent la date et l’ordre du jour de l’Assemblée Générale et indiquent les résultats de l’Assemblée Générale. La seconde Assemblée Générale délibère valablement quelle que soit la proportion du capital représenté. Aux deux Assemblées Générales, les résolutions doivent être adoptées par deux tiers au moins des voix exprimées.

(viii)	Tout changement de nationalité de la Société ainsi que toute augmentation de l’engagement d’un actionnaire dans la Société exige le consentement unanime des actionnaires et des obligataires (s’il y a lieu).

Art.11.   Actionnaire unique

11.1.	Lorsque le nombre des actionnaires est réduit à un (1), l’actionnaire unique exerce tous les pouvoirs conférés par la Loi à l’Assemblée Générale.

11.2.	Toute référence dans les Statuts à l’Assemblée Générale doit être doit être considérée, le cas échéant, comme une référence à cet actionnaire unique.

11.3.	Les résolutions de l’actionnaire unique sont consignées dans des procès-verbaux.

V. COMPTES ANNUELS – AFFECTATION DES BENEFICES – CONTRÔLE

Art.12.   Exercice social et approbation des comptes annuels

12.1.	L’exercice social commence le 1 janvier et se termine le 31 décembre de chaque année.

12.2.	Chaque année, le Conseil dresse le bilan et le compte de profits et pertes ainsi qu’un inventaire indiquant la valeur des actifs et passifs de la Société, avec une annexe résumant ses engagements ainsi que les dettes des directeurs, administrateurs et commissaire(s) envers la Société.

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12.3.	Un mois avant l’Assemblée Générale Annuelle, le Conseil remet un rapport avec pièces à l’appui, sur les opérations de la Société aux commissaires. Les commissaires préparent alors un rapport contenant leurs conclusions et propositions.

12.4.	L’Assemblée Générale annuelle se tient à l’adresse du siège social ou en tout autre lieu dans la municipalité du siège social, comme indiqué dans la convocation, le deuxième lundi du mois de juin de chaque année à 10 heures. Si ce jour n’est pas un jour ouvré à Luxembourg, l’Assemblée Générale annuelle se tient le jour ouvré suivant.

12.5.	L’Assemblée Générale annuelle peut se tenir à l’étranger si, selon l’avis absolu et définitif du Conseil, des circonstances exceptionnelles le requièrent.

Art.13.   Commissaires /Réviseurs d’entreprises

13.1.	Dans la mesure requise par la loi, les opérations de la Société sont contrôlées par un ou plusieurs commissaires.

13.2.	Les opérations de la Société sont contrôlées par un ou plusieurs réviseurs d’entreprises agréés, quand cela est requis par la loi.

13.3.	L’Assemblée Générale nomme les commissaires / réviseurs d’entreprises agréés et détermine leur nombre, leur rémunération et la durée de leur mandat, qui ne peut dépasser six (6) ans. Les commissaires / réviseurs d’entreprises agréés peuvent être réélus.

Art.14.   Affectation des bénéfices

14.1.	Cinq pour cent (5%) des bénéfices nets annuels de la Société sont affectés à la réserve requise par la loi. Cette affectation cesse d’être exigée quand la réserve légale atteint dix pour cent (10%) du capital social.

14.2.	L’Assemblée Générale décide de l’affectation du solde des bénéfices nets annuels. Elle peut allouer ce bénéfice au paiement d’un dividende, l’affecter à un compte de réserve ou le reporter en respectant les dispositions légales applicables.

14.3.	Des dividendes intérimaires peuvent être distribués à tout moment, aux conditions suivantes :

(i)	Le Conseil établit des comptes intérimaires;

(ii)

ces comptes intérimaires montrent que des bénéfices et autres réserves (en ce compris la prime d’émission) suffisants sont disponibles pour une distribution; étant entendu que le montant à distribuer ne peut dépasser

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le montant des bénéfices réalisés depuis la fin du dernier exercice social dont les comptes annuels ont été approuvés, le cas échéant, augmenté des bénéfices reportés et des réserves distribuables, et réduit par les pertes reportées et les sommes à affecter à la réserve légale ou statutaire ;

(iii)	la décision de distribuer des dividendes intérimaires est prise par le Conseil dans les deux (2) mois suivant la date des comptes intérimaires.

Dans leur rapport au Conseil les commissaires ou les réviseurs d’entreprises agréés, selon le cas, doivent vérifier si les conditions prévues ci-dessous ont été remplies.

VI. DISSOLUTION – LIQUIDATION

15.1.	La Société peut être dissoute à tout moment, par une résolution de l’Assemblée Générale, adoptée selon les modalités requises pour la modification des Statuts. L’Assemblée Générale nomme un ou plusieurs liquidateurs, qui n’ont pas besoin d’être actionnaires, pour réaliser la liquidation et détermine leur nombre, pouvoirs et rémunération. Sauf décision contraire de l’Assemblée Générale, les liquidateurs sont investis des pouvoirs les plus étendus pour réaliser les actifs et payer les dettes de la Société.

15.2.	Le boni de liquidation résultant de la réalisation des actifs et du paiement des dettes est distribué aux actionnaires proportionnellement aux actions détenues par chacun d’entre eux.

VII. DISPOSITIONS GENERALES

16.1.	Les convocations et communications, respectivement les renonciations à celles-ci, sont faites, et les résolutions circulaires sont établies par écrit, télégramme, téléfax, e-mail ou tout autre moyen de communication électronique.

16.2.	Les procurations sont données par tout moyen mentionné ci-dessus. Les procurations relatives aux réunions du Conseil peuvent également être données par un administrateur conformément aux conditions acceptées par le Conseil.

16.3.

Les signatures peuvent être sous forme manuscrite ou électronique, à condition que les signatures électroniques remplissent l’ensemble des conditions légales requises pour pouvoir être assimilées à des signatures manuscrites. Les signatures des résolutions circulaires ou des résolutions adoptées par téléphone ou visioconférence peuvent être apposées sur un original ou sur

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plusieurs copies du même document, qui ensemble, constituent un seul et unique document.

16.4.	Pour tous les points non expressément prévus par les Statuts, il est fait référence à la loi et, sous réserve des dispositions légale d’ordre public, à tout accord présent ou futur conclu entre les actionnaires.

QUATRIEME RESOLUTION

L’Associé Unique décide de modifier le registre des associés de la Société avec pouvoir et autorité accordés à tout gérant de la Société et/ou employé et/ou avocat de Loyens & Loeff Luxembourg, chacun agissant individuellement sous sa signature individuelle, pour y faire figurer les modifications ci-dessus.

CINQUIEME RESOLUTION

L’Associé Unique décide de nommer les personnes suivantes aux fonctions d’administrateurs de la Société, avec effet à la date des présentes, pour une durée de six (6) ans :

•	Ailbhe Jennings, née à Dublin, Irlande, le 27 mars 1963, dont l’adresse professionnelle se situe au 9A, Parc d’Activité Syrdall, L-5365 Munsbach, Grand Duché de Luxembourg ;

•	Michel Plantevin, né à Marseille, France, le 24 octobre 1956, dont l’adresse professionnelle se situe à Devonshire House, Mayfair Place, London W1J 8AJ, Royaume-Uni ;

•	Seth Meisel, né à Princeton, NJ, Etats-Unis d’Amérique, le 26 décembre 1972, dont l’adresse professionnelle au 590 Madison Avenue, New York, NY 10022, Etats-Unis d’Amérique ;

•	Stephen Zide, né à New York, NY, Etats-Unis d’Amérique, le 14 mars 1960, dont l’adresse professionnelle se situe au 590 Madison Avenue, New York, NY 10022, Etats-Unis d’Amérique ;

•

Christopher Pappas, né à Providence, RI, Etats-Unis d’Amérique, le 3 aout 1955, dont l’adresse professionnelle se situe au 1000 Chesterbrook Boulevard, Suite 300, Berwyn, PA 19312, Etats-Unis d’Amérique ; et

•	Mark Verdi, né à Morristown, NJ, Etats-Unis d’Amérique, le 3 juillet 1966, dont l’adresse professionnelle se situe au 111 Huntington Avenue, Boston, MA 02199, Etats-Unis d’Amérique.

SIXIEME RESOLUTION

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Execution version

L’Associé Unique décide de nommer PricewaterhouseCoopers S.à r.l., une société à responsabilité limitée, ayant son siège social au 400 Route d’Esch L-1014, Grand Duché de Luxembourg, immatriculée auprès du Registre du Commerce et des Sociétés de Luxembourg sous le numéro B 65.477 en tant que réviseur d’entreprises de la Société pour une durée de six (6) ans.

FRAIS

Les dépenses, coûts, honoraires et charges de toutes sortes qui incombent à la Société du fait de sa constitution s’élèvent approximativement à sept mille euros (EUR 7,000).

DECLARATION

Le notaire soussigné, qui comprend et parle l’anglais, déclare que, à la demande de la partie comparante, le présent acte est rédigé en anglais, suivi d’une traduction française et que, en cas de divergences entre le texte anglais et le texte français, la version anglaise fait foi.

Fait et passé à Luxembourg, à la date qu’en tête des présentes.

Lecture du présent acte ayant été faite à la partie comparante, elle signé avec le notaire instrumentant, le présent acte.

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